Exhibit 3.21

ARTICLES OF INCORPORATION

OF

ASCENT ACQUISITION CORPORATION

The undersigned, desiring to form a corporation pursuant to the provisions of the Arkansas Business Corporation Act (Chapter 27 of Title 4 of the Arkansas Code of 1987 Annotated) and any and all acts amendatory thereof or supplemental thereto, hereby certifies that:

1. NAME. The name of the corporation (hereinafter referred to as the “Corporation”) is ASCENT ACQUISITION CORPORATION.

2. DURATION. The Corporation shall have perpetual existence.

3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Arkansas Business Corporation Act. The primary purpose for which the Corporation is organized, which is provided for informational purposes only, is to engage in the business of acquiring other businesses and all activities related thereto.

4. POWERS. The Corporation shall have and be entitled to exercise all of the powers conferred upon corporations by virtue of their existence as authorized by the Arkansas Business Corporation Act.

5. AUTHORIZED SHARES AND RIGHTS OF SHAREHOLDERS.

(a) Authorized Shares and Par Value. The Corporation shall have the authority to issue, in the aggregate, 1,000 shares of common stock, no par value.

(b) Authorization of Options and Restrictions on the Corporation’s Shares. The President and the Secretary of the Corporation shall have the authority on behalf of the Corporation to enter into any contract between the Corporation and any or all of its shareholders (i) imposing restrictions on the future transfer, hypothecation or other disposition of the Corporation’s shares, (whether inter vivos, by inheritance, testamentary gift, or otherwise), (ii) granting purchase options to the Corporation and/or its shareholders with respect to the Corporation’s shares, (iii) requiring the Corporation and/or its shareholders to purchase the Corporation’s shares upon stated contingencies, (iv) requiring the Corporation or its shareholders or another person to approve the transfer of the Corporation’s shares, or (v) prohibiting the transfer of the Corporation’s shares to designated persons or classes, provided that the prohibition is not manifestly unreasonable. Any and all of such restrictions, options or requirements may be imposed on all shares of stock in the Corporation, issued and unissued, upon the approval of the Board of Directors and the consent of all shareholders.

6. REGISTERED AGENT AND OFFICE. The name of the initial registered agent and the address of the initial registered office of this Corporation is:

The Corporation Company

425 West Capitol Avenue, Suite 1700

Little Rock, AR 72201

7. DIRECTORS. The number of directors constituting the initial Board of Directors of the Corporation shall be one (1). Thereafter, the number of directors from time to time shall be fixed by the Board of Directors as provided in the Bylaws.

(b) Removal Only for Cause. A director may be removed by the shareholders only for cause.

(c) Limitation on Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution by the Corporation, as provided in Section 4-27-833 of the Arkansas Business Corporation Act, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any action, omission, transaction or breach of a director’s duty creating any third party liability to any person or entity other than the Corporation or its shareholders. If the Arkansas Business Corporation Act is amended after the effective date of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(d) Indemnification. Directors and officers of the Corporation shall be indemnified by the Corporation to the fullest extent now or hereafter permitted by the Arkansas Business Corporation Act (and specifically Section 4-27-850 thereof) in connection with any actual or threatened action or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation’s request. Persons who are not directors and officers of the Corporation may be similarly indemnified with respect to their service to the Corporation or to another organization at the Corporation’s request to the extent authorized at any time by resolution of the Board of Directors.

8. AMENDMENT TO ARTICLES OF INCORPORATION. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Arkansas at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article.

9. INCORPORATOR. The name and address of the incorporator is:

Carla G. Spainhour

Friday, Eldredge & Clark

2000 Regions Center

400 West Capitol Avenue

Little Rock, Arkansas 72201-3493

IN WITNESS WHEREOF, the undersigned has hereunto set my hand as Incorporator of this Corporation effective as of the 16th day of May, 2006

/s/ Carla G. Spainhour
Carla G. Spainhour

[SEAL]	Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 • www.sos.arkansas.gov

INSTRUCTIONS: File with the Secretary of State’s Office, Business Services Division, State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned to the entity and must be filed with the County Clerk in the county in which the entity’s registered office is located (unless registered office is in Pulaski County).

APPLICATION FOR FICTITIOUS NAME

Select entity type:	☒ For-Profit Corporation ($25.00 fee)	☐ Nonprofit Corporation
	☐ General Partnership	☐ Limited Partnership ($15.00 fee)
	☐ LLC ($25.00 fee)	☐ LLP ($15.00 fee)
☐ LLLP ($15.00 fee)

Pursuant to the provisions of Arkansas law, the undersigned entity hereby applies for the use of a fictitious name and submits herewith the following statement:

1.	The fictitious name under which the business is being, or will be, conducted by this entity is:

ASCENT CHILDREN’S HEALTH SERVICES

2.	The character of the business being, or to be, conducted under such fictitious name is:
Medical, behavioral, nutritional, physical, occupational, and audiology services for children.

3.	a) The entity name of the applicant and its date of qualification in Arkansas:

Ascent Acquisition Corporation

b) The entity is ☒ domestic ☐ foreign (state of domestic registration)

c) The location (city and street address) of the registered office of the applicant entity in Arkansas is:

425 W. Capitol Ave., Suite 1700, Little Rock, Arkansas 72201
	Street City State	ZIP Code

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Authorizing Officer	J. MACK NUNN
(Type or Print)

Authorized Signature:	/s/ J. MACK NUNN Title: Secretary
(Chairman, Partner or other authorized person)

Address:	1701 Capitol of Texas Highway South, Ste 400, Austin, TX 78746

Fee: see top of page	DN-18/F-18/Rev. 4/06

[SEAL]	Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 • www.sos.arkansas.gov

INSTRUCTIONS: File with the Secretary of State’s Office, Business Services Division, State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned to the entity and must be filed with the County Clerk in the county in which the entity’s registered office is located (unless registered office is in Pulaski County).

APPLICATION FOR FICTITIOUS NAME

Select entity type:	☒ For-Profit Corporation ($25.00 fee)	☐ Nonprofit Corporation
	☐ General Partnership	☐ Limited Partnership ($15.00 fee)
	☐ LLC ($25.00 fee)	☐ LLP ($15.00 fee)
☐ LLLP ($15.00 fee)

Pursuant to the provisions of Arkansas law, the undersigned entity hereby applies for the use of a fictitious name and submits herewith the following statement:

1.	The fictitious name under which the business is being, or will be, conducted by this entity is:

ASCENT

2.	The character of the business being, or to be, conducted under such fictitious name is:
Medical, behavioral, nutritional, physical, occupational and audiology services for children.

3.	a) The entity name of the applicant and its date of qualification in Arkansas:

Ascent Acquisition Corporation

b) The entity is ☒ domestic ☐ foreign (state of domestic registration)

c) The location (city and street address) of the registered office of the applicant entity in Arkansas is:

425 W. Capitol Ave., Suite 1700, Little Rock, Arkansas 72201
	Street City State	ZIP Code

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Authorizing Officer	J. MACK NUNN
(Type or Print)

Authorized Signature:	/s/ J. MACK NUNN Title: Secretary
(Chairman, Partner or other authorized person)

Address:	1701 Capitol of Texas Highway South, Ste 400, Austin, TX 78746

Fee: see top of page	DN-18/F-18/Rev. 4/06

[SEAL]	Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 • www.sos.arkansas.gov

Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a. Current Name of Commercial Registered Agent:	The Corporation Company

b. New name of Commercial Registered Agent:	The Corporation Company

2.	a. Current address on file:	425 West Capitol Avenue
Street Address

Suite 1700	Little Rock, AR	72201
Street Address Line 2		City, State Zip

b. New address:	124 West Capitol Avenue
Street Address

Suite 1400	Little Rock, AR	72201-3736
Street Address Line 2		City, State Zip

3.	a. Jurisdiction / type of organization:	Business Corporation

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 27th day of December, 2007.

/s/ Marie Hauer, Asst. Secy.	MARIE HAUER
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 08/07

[SEAL]	Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 • www.sos.arkansas.gov

Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a. Current Name of Commercial Registered Agent:	THE CORPORATION COMPANY

b. New name of Commercial Registered Agent:	THE CORPORATION COMPANY

2.	a. Current address on file:	124 West Capitol Avenue
Street Address

Suite 1400	Little Rock, AR 72201– 3736
Street Address Line 2	City, State Zip

b. New address:	124 West Capitol Avenue
Street Address

Suite 1900	Little Rock, AR 72201
Street Address Line 2	City, State Zip

3.	a. Jurisdiction / type of organization:	BUSINESS CORPORATION

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 28th day of April, 2008.

/s/ Marie Hauer, Asst. Secy	MARIE HAUER
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 08/07